Exhibit 99.1

Alpha Natural Resources, Inc.
FOR IMMEDIATE RELEASE
Alpha Natural Resources Completes Changes to Credit Facility

BRISTOL, Va., October 2, 2013 — Alpha Natural Resources, Inc. (NYSE: ANR), a leading U.S. coal producer, announced today that it has amended its secured credit facility. The credit agreement amendment eliminates the interest coverage ratio through the end of 2014 and relaxes the interest coverage ratio from 2.00 times to 1.25 times during 2015 and from 2.00 to 1.50 times during the first two quarters of 2016.
“Alpha continues to proactively improve its financial flexibility in light of the current evolving market environment,” said Alpha’s Chief Financial Officer Frank Wood. “Today’s amendment demonstrates the strength of our relationships with our bank group based on Alpha’s long-standing track record of prudent financial management. We believe Alpha’s ongoing commitment to ‘Running Right,’ operational excellence, cost control and responsible financial stewardship will position the company for long-term success.”

About Alpha Natural Resources

With mining operations in Virginia, West Virginia, Kentucky, Pennsylvania and Wyoming, Alpha supplies metallurgical coal to the steel industry and thermal coal to generate power to customers on five continents.

Investor Contact
Todd Allen, CFA
Vice President, Investor Relations
276-739-5328
tallen@alphanr.com

Media Contact
Ted Pile
Vice President, Corporate Communications
276-623-2920
tpile@alphanr.com